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                                                                 EXHIBIT 99.p(4)

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                            MASTER COMPLIANCE MANAUAL

                                 CODE OF ETHICS
DOPTED PURSUANT TO RULE 17j-1 UNDER THE INVESTMENT COMPANY ACT OF 1940 AND RULE
                204A-1 UNDER THE INVESTMENT ADVISERS ACT OF 1940

                                OCTOBER 11, 2004

I. INTRODUCTION

      As a fiduciary, client and fund shareholder trust is our most valuable assets. Our success largely depends on the degree of trust our clients and fund investors bestow upon us. All of us at Matthews International Capital Management, LLC (the "Advisor") are responsible for maintaining that trust, and conduct ourselves in the very highest ethics standards. We must always place the interests of our clients and fund shareholders ahead of our own and minimize actual and apparent conflicts of interest at all times. We must observe exemplary standards of honesty and integrity above and beyond the minimal legal requirements. To this end, the Advisor and Matthews Asian Funds (the "Funds") have adopted this Code of Ethics (the "Code") to set forth minimal standards of business conduct that each of us must observe. In addition, this Code is designed to meet the requirements of Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") and Rule 204A-1 under the Advisers Act of 1940 (the "Advisers Act").

      Rule 17j-1 of the 1940 Act requires that every registered investment company, and each investment adviser to and principal underwriter for such investment company, adopt a written code of ethics containing provisions reasonably necessary to prevent its "Access Persons" from abusive personal securities trading and from engaging in any act, practice or course of business prohibited by section 17(j) of the Investment Company Act and Rule 17j-1 adopted thereunder. That Rule further requires that each investment company and its adviser(s) and underwriter(s) use reasonable diligence, and institute procedures reasonably necessary to, prevent violations of such code.

      Similarly, Rule 204A- 1 of the Advisers Act requires registered investment advisors to adopt and enforce codes of ethics setting forth standards of conduct for advisory personnel, and to address conflicts of interest arising from personal trading by advisory personnel.

      In addition, the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), requires every investment adviser and registered broker-dealer to develop, implement and enforce policies and procedures to prevent the misuse of material nonpublic information.

This Code does not attempt to identify all possible conflicts of interest that one might encounter, and literal compliance with each of its specific provisions will not shield you from liability for

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personal trading or other conduct that violates a fiduciary duty to clients and fund shareholders. If you have any questions concerning a proposed course of action that may present a conflict of interest, you should contact the Chief Compliance Officer. If you are aware of any violation or suspected violation of the Code, you must promptly report it to the Compliance Department [or CEO or any other officer of the Adviser]. The officers of the Adviser and the Funds are required to report any violation or suspected violation to the Chief Compliance Officer.

ALL DIRECTORS, TRUSTEES, OFFICERS AND EMPLOYEES OF THE ADVISOR AND THE FUNDS ARE REQUIRED TO READ, UNDERSTAND, AGREE TO COMPLY AND RETAIN THIS CODE OF ETHICS, USING THE FORM PROVIDED IN EXHIBIT A. ALL QUESTIONS REGARDING THIS CODE ARE TO BE DIRECTED TO THE CHIEF COMPLIANCE OFFICER.

II. DEFINITIONS

The definitions used in this Code of Ethics include the following:

      A. Access Person. An "Access Person" of the Funds or Advisor is any director, trustee or officer of the Funds or the Advisor, and any employee of the Advisor who has access to nonpublic information regarding any purchase or sale of securities by the Funds or portfolio holdings of the Funds. For the purposes of this Code, all employees of the Advisor are deemed to be "Access Persons." For the purpose of this Code, "Access Persons" do not include the non-employee directors of the Advisor based on their limited contact with the Funds and the Advisor's employees.

            The Chief Compliance Officer will maintain a current and complete list of all Access Persons of the Advisor or the Funds and a list of those persons deemed not to be Access Persons including the basis for such determination.

      B. Beneficial Ownership. A person is a "beneficial owner" of any security in which he or she directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest. A person is presumed to have "beneficial ownership". of securities held by members of his or her Immediate Family, by a partnership for which he or she is the general partner or any other entity he or she controls, by a trust for which he or she is a trustee or beneficiary sharing investment control, or by a revocable trust for which he or she is the settlor.

      C. Control. "Control" has the same meaning as in Section (2)(a)(9) of the Investment Company Act.

      D. Covered Security. A "Covered Security" for purposes of this Code of Ethics is any:

            1.    note, stock, treasury stock, bond, debenture, evidence of

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                  indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security;

            2. group or index of securities, or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing;

            3. closed-end investment companies, exchange-traded funds based on any Asian index (Asia includes: China, Hong Kong, India, Indonesia, Japan, Malaysia, the Philippines, Singapore, South Korea, Taiwan or Thailand); and

            4. any Matthews Asian Fund and any other funds to which Matthews International Capital Management serves as an investment adviser or sub-adviser.

      Notwithstanding the above definition, Covered Securities does not include securities issued or guaranteed by the United States Government, its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, other money market instruments, exchange-traded funds based on any non-Asian Index, or shares of registered open-end investment companies other than the Matthews Asian Funds.

      E. Disinterested Trustee. A "Disinterested Trustee" is any Trustee of the Funds who is not an interested person as defined in Section 2(a)(19) of the Investment Company Act.

      F. Held or to be Acquired. A security is "held or to be acquired" if within the most recent 15 days it is or has been held by a Fund, or is being or has been considered by a Fund or the Advisor for purchase by a Fund. A purchase or sale includes the writing of an option to purchase or sell.

      G. Immediate Family. "Immediate Family" includes all family members sharing the same household, including, but not limited to, your spouse, registered domestic partner, parents, grandparents, children, grandchildren, siblings, step-siblings, step-children, step-parents, in-laws and any adoptive relationships.

      H. Initial Public Offering. "Initial Public Offering" is an offering of securities registered under the Securities Act of 1933 (the "1933 Act") the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

      I. Private Placement. A "Private Placement" is an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule

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            505 or Rule 506 adopted thereunder.

III. FIDUCIARY DUTY

      A. General Concept. Investment advisors owe a fiduciary duty to their clients. This means a duty of loyalty, fairness and good faith toward clients, and a corresponding duty on the part of the advisor not to do anything prejudicial to or in conflict with the interest of the clients. This is a higher standard than that applicable to ordinary arm's length business transactions between persons who do not owe a fiduciary duty to other parties. Fiduciary principles reflect the following:

                  1. the duty at all times to place the interest of the Advisor's clients and the Funds' shareholders first;

                  2. the requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

                  3. the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

      B. Prohibitions. To avoid even the appearance of a conflict -of interest in the dealings of the Advisor, you:

                  1. are prohibited from seeking or accepting any gifts, favors, preferential treatment or valuable consideration of any kind having a value in excess of $100 from any broker/dealer or other company or person because of their association with the Advisor. If you receive any gift that has a value in excess of $100, you must immediately report the gift to the Advisor's Chief Compliance Officer and thereafter give that gift to the charity of your choice.

                  2. are prohibited from releasing any information (except to those concerned with the transaction) as to any portfolio changes proposed or in process, until such information shall become publicly available. No information may be divulged to any outsider concerning either proposed or partially completed programs to buy or sell particular securities, except as required to effect securities transactions on behalf of a client or Fund.

                  3. must conduct any personal transactions in such a way as to not conflict with the interest of any Fund or advisory client. It is your responsibility to know who the Advisor's clients are.

                  4. are prohibited from entering into any transaction based on material non-public information, or communicating material non-public information to others in violation of the law.

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                  5.    are prohibited from employing any device, scheme or
                        artifice to defraud the Fund or client;

                  6. are prohibited from making any untrue statement of a material fact to the Fund or client or omitting to state a material fact necessary in order to make the statements made to the Fund or client, in light of the circumstances under which they are made, not misleading;

                  7. are prohibited from engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund or client; or

                  8. are prohibited from engaging in any manipulative practice with respect to the Fund or client.

                  9. are prohibited from permitting others to use the Matthews Asian Funds as "timing vehicles."

                  10. are prohibited from engaging in market-timing of shares of any mutual fund that is not appropriate for market-timing.

Any violation of the above shall be considered a violation of this Code.

IV. INSIDER TRADING

You must not trade, either personally or on behalf of others, including accounts managed by the Advisor, on material non-public information, or communicate material non-public information to others in violation of any law. This conduct is frequently referred to as "insider trading." The Advisor's policy extends to all trading activities.

      A. Understanding Insider Trading. The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities, whether or not one is an "insider" or to the communication of material non-public information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

            1. trading by an insider while in possession of material non-public information;

            2. trading by a non-insider while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

            3.    communicating material non-public information to others.

      B. Who is an Insider. The concept of being an insider is analyzed and determined broadly.

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            Generally, one should presume that, if there is a valid question as to whether a person is or is not an insider, he or she will be considered to be an insider unless there is a compelling reason to decide otherwise. Insiders of a Fund include all Access Persons of the Fund and Advisor. In addition, a person can become a "temporary insider" of another company if she or he enters into a special confidential relationship in the conduct of that company's affairs and as a result is given access to information solely because of that relationship. A temporary insider can include, among others, a financial analyst, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. According to the United States Supreme Court, such company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

      C. What is Material Information. Trading on inside information is not illegal unless the information is material. "Material information" is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Examples of material information include (but are not limited to):

                  1.    dividend changes

                  2.    earnings estimates

                  3.    changes in previously released earnings estimates

                  4. significant merger or acquisition proposals or agreements

                  5.    regulatory developments that affect a company's product

                  6.    major litigation

                  7.    liquidation problems

                  8.    extraordinary management developments

            Material information does not have to relate to a company's business. For example in the court case of Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information bout the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

      D. What is Non-Public Information. Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the

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            U.S. Securities and Exchange Commission or appearing in a news service would be considered public.

      E. Penalties for Insider Trading Penalties for trading on, or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their company. A person can be subject to some or all of the penalties below, even if that person does not benefit personally from the violation:

                  1.    Termination from the Advisor

                  2.    Civil Injunctions

                  3.    Treble Damages (multiply any damages by 3, then pay)

                  4.    Disgorgement of Profits

                  5.    Jail or Prison

                  6.    Fines to the Person

                  7.    Fines to the Advisor

      F. Procedures to Implement Insider Trading Policy The following procedures have been established to aid you in avoiding insider trading and to aid the Advisor in preventing, detecting and imposing sanctions against insider trading and the insider trader. You must follow these procedures or risk serious sanctions, some of which are listed above. Direct any questions to the Chief Compliance Officer.

      G. Identifying Inside Information. Before trading for yourself or others, including Funds and accounts managed by the Advisor, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                  1. Is the information material? That is, would this information be considered important in making an investment decision? Would this information substantially affect the market price of the securities if generally disclosed?

                  2. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the market place by being published in Reuters, the Wall Street Journal, or other publications of general circulation?

            If, after consideration of the questions above you believe, or if you have questions as to whether the information is material and non-public, take the following steps:

                  1. Report the matter immediately to the Chief Compliance Officer.

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                  2.    Do not purchase or sell the securities on behalf of
                        yourself or others, including accounts managed by the Advisor.

                  3. Do not communicate the information inside or outside the Advisor, other than to the Chief Compliance Officer.

            After the Chief Compliance Officer has reviewed the issue, you will be instructed whether to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

      H. Restricting Access to Material Non-Public Information. Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within the Advisor, except as provided above. In addition, you should take care so that such information is secure. For example, seal files containing material non-public information and restrict access to computer files containing material non-public information.

      I. Resolving Issues Concerning Insider Trading. If, after consideration of the items set forth above, doubt remains as to whether information is material. or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

V. PERSONAL SECURITIES TRANSACTIONS

IF YOU ARE AN ACCESS PERSON, YOU MUST COMPLY WITH THE PROVISIONS SET FORTH IN THIS SECTION.

Purchases and sales of any Covered Securities, including any purchase or sale of any Matthews Asian Fund, by an Access Person for his or her account, for the account of a member of his or her Immediate Family, or for an account in which such Access Person or member of his or her Immediate Family has direct or indirect beneficial ownership interest, are subject to the personal securities transaction rules of this Code. All Access Persons and/or members of their Immediate Family are prohibited from using any Matthews Asian Funds as "timing vehicles"

      A.    RESTRICTIONS AND EXEMPTIONS

            1. Prohibitions regarding Asian Securities. The Advisor forbids all Access Persons and/or members of their Immediate Family (with the exception of those Trustees of the Funds who do not have access to current information relating to portfolio holdings, securities being purchased or sold or securities being considered for purchase or sale for the Funds or client accounts) from directly or indirectly acquiring Beneficial Ownership in any Asian security (which excludes ownership of shares of an investment company registered under the Investment Company Act). An Asian security is any equity security, or any depository receipt "representing any equity

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                  security, issued by: (i) a company that is organized under the laws of China, Hong Kong, India, Indonesia, Japan, Malaysia, the Philippines, Singapore, South Korea, Taiwan or Thailand,
                  or (ii) a company that derives at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed, or has at least 50% of its assets located, in one of these countries, or (iii) a company that has the primary trading markets for its securities in one of these countries, or (iv) a governmental entity or an agency or instrumentality or political subdivision of one of these countries.

            2. Pre-approval of Investments in Initial Public Offerings. Prior to directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering, an Access Person and/or members of their Immediate Family (with the exception of those Trustees of the Funds who do not have access to current information relating to portfolio holdings, securities being purchased or sold or securities being considered for purchase or sale for the Funds or client accounts) must obtain approval in accordance with the procedures set forth in the section below entitled, "Procedures to Implement Personal Securities Transactions Policy".

                  Access Persons who have been authorized to acquire securities in an Initial Public Offering must disclose that investment to the Chief Compliance Officer if and when such persons are involved in a Fund's or client account's subsequent consideration of an investment in the issuer.

                  The Fund's or the account's decision to purchase such securities must then be independently reviewed by a portfolio manager with no personal interest in that issuer.

            3. Pre-approval of Investments in Private Placements. Prior to directly or indirectly acquiring Beneficial Ownership in any securities in a Private Placement offering, an Access Person and/or members of his or her Immediate Family (with the exception of those Trustees of the Funds who do not have access to current information relating to portfolio holdings, securities being purchased or sold or securities being considered for purchase or sale for the Funds or client accounts) must obtain approval in accordance with the procedures set forth below.

                  Access Persons who have been authorized to acquire securities in a Private Placement offering must disclose that investment to the Chief Compliance Officer if and when such persons are involved in a Fund's or client account's subsequent consideration of an investment in the issuer.

                  The Fund's or the account's decision to purchase such securities must then be independently reviewed by a portfolio manager with no personal interest in that issuer.

                  Examples of Private Placement offerings include, but are not limited to, interests

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                  in investment partnerships and private hedge funds.

            4. Exempted Transactions: The pre-approval requirement and other reporting requirements of this Section of the Code do not apply to the following transactions:

                  a) Any account established, or transactions contemplated, over in which any Access Person has no direct or indirect influence or control. If you have any questions concerning whether or not an account is exempt from this requirement, you should contact the Chief Compliance Officer.

                  b) The pre-approval and black-out period requirements do not apply to non-volitional transactions, subsequent investments via automatic investment plan in the Matthews Asian Funds, automatic dividend reinvestment plans, or exercises and sales of rights issued pro rata to all holders of a class of an issuer's securities (if the rights were acquired from the issuer).

B.    PROCEDURES TO IMPLEMENT PERSONAL SECURITIES TRANSACTIONS POLICY

      1. Pre-approval Prior to acquiring any interest in a Covered Security for an account in which he or she has Beneficial Ownership, each Access Person and/or members of his or her Immediate Family (with the exception of those Trustees of the Funds who do not have access to current information relating to portfolio holdings, securities being purchased or sold or securities being considered for purchase or sale for the Funds or client accounts) must submit a request form (Exhibit C) to the Head Trader for permission to make any trade. The Head Trader will determine if any client trades are pending, or if there have been any trades within the guidelines stated above.

      2. Black-out Period. If any Fund or client account has a pending order in that same security or if the security has been traded in any Fund or client account during the past five (5) business days, or is expected to be traded within the next five (5) business days, the transaction will not be approved. If the security involved is not currently being traded, has not been traded during the past five (5) business days, and is not expected to be traded by any Fund or client account within the next five (5) business days, the transaction may be approved.

      3. Trade Authorization. The Head Trader will initial the form indicating approval or disapproval of each transaction. If the Head Trader is not available, the Senior Manager of Fund Accounting and Operations may approve or disapprove the transaction during the Head Trader's absence, provided that either Co-chief Executive Officer or his or her designee also signs the form.

            a) If approval for a specific transaction is given, that approval is only valid for two (2) business days after which it is given.

            b) All requests, whether approved or denied, will be maintained in that person's

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                  trading file, which is maintained by the Chief Compliance
                  Officer.

            c) Any transactions by the Head Trader will be so considered by either Co-Chief Executive Officer of the Advisor or their designee.

VI.   MONITORING COMPLIANCE

      A. Reporting Exemptions: A Disinterested Trustee of the Funds would not be required to make an initial holdings report, quarterly transaction reports and annual holdings reports under this Code of Ethics.

      B. Disclosure of Accounts. Each Access Person is required to disclose all accounts in that person's name or of which they have Beneficial Ownership with any brokerage firm or other financial institution through which any securities may be purchased or sold using the form attached as Exhibit B and forward to the Chief Compliance Officer copies of the account statement at least quarterly from such accounts. Thereafter, each Access Person must disclose on Exhibit B any new account and receive the permission of the Chief Compliance Officer before opening any such account.

      C. Quarterly Transactions Reporting. Within 10 days after each calendar quarter (unless otherwise approved in advance by the Chief Compliance Officer and in any event it must be submitted within 30 days of the calendar quarter), every Access Person is required to provide the Chief Compliance Officer with a report of all trades in any security Beneficially Owned by him or her during that quarter on the form attached as Exhibit D.

      D. Disclosure of Personal Holdings. Within 10 days after becoming an Access Person and annually within 45 days of each calendar year end, every Access Person shall report the title, number of shares and principal amount of each Covered Security beneficially owned by such person, the name of any broker, dealer or bank with which such security was held, and the date the report was submitted. The information or statement submitted under the initial holdings report must be current as of a date no more than 45 days before the report is submitted.

      E. Annual Certificate of compliance. Each January every employee of the Funds and the Advisor is required to sign a certificate in the form attached as Exhibit A certifying that they are in compliance with this Code of Ethics.

      F. Review by Compliance. All confirmations, statements, forms and other information will be reviewed by the Chief Compliance Officer (and with respect to the Chief Compliance Officer, the Chief Executive Officer or the President) to monitor compliance with this Code of Ethics. The Advisor reserves the right to require an Access Person to take any action concerning a personal securities transaction which it deems is in the best interest of the Funds to maintain compliance with this Code of Ethics.

      G. Interpretive Authority. The Chief Compliance Officer has final interpretive authority of

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            this Code of Ethics with the advice of counsel to the Advisor and/or the Funds.

      H. Record Keeping. The Advisor will maintain the records concerning this Code of Ethics required by Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.

VII. SANCTIONS

Violation of the Advisor's personal trading policy subjects an Access Person to sanctions, including disgorgement of any profit or avoided loss, fines, censure, suspension, termination and civil and criminal prosecution.

VIII. REPORTING POTENTIAL LEGAL VIOLATIONS

The policy of the Funds and the Advisor is to ensure open and effective channels of communication concerning potential legal violations or matters of ethics or questionable business practices. In this regard, we have established these formal procedures for:

            - The receipt, retention, and treatment of complaints the Funds or the Advisor receive regarding violations of this Code or other internal policies;

            - The submission of concerns regarding questionable accounting or auditing matters involving the Funds or other clients of the Advisor; and

            - The submission of concerns regarding any other financial reporting practices, potential violations of the securities laws, and matters of ethics or questionable business practices.

We have designed these procedures to facilitate proper disclosures, encourage proper individual conduct, protect employees who report violations, and alert the Funds' Board of Trustees to potential problems that could have serious consequences if not corrected.

      A. PROCEDURES. If you have concerns regarding a potential violation of the Code, you must report that information to the Chief Compliance Officer ("CCO")

                  1. Upon receiving information about a potential material violation, the CCO shall immediately inform the Chairman of the Board of Trustees of the Funds (the "Chairman") of the report. The CCO shall conduct a thorough investigation and apprise the Chairman of the progress and results of that inquiry.

                  2. If you suspect a material violation by the CCO, you should contact the Chairman directly. The Chairman shall conduct the preliminary and final investigation if the report involves a potential material violation by the CCO.

                  3. Where appropriate, the CCO or the Chairman shall report details of the potential violation to the person under investigation, senior management, the Audit

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                        Committee, and/or regulatory and law enforcement
                        authorities. hi providing that information, the CCO and Chairman shall ensure that the integrity of the inquiry and possible action by regulatory and law enforcement authorities are not compromised.

                  4. At the conclusion of an investigation, the CCO or the Chairman shall inform the Reporting Person of the disposition of the reported potential violation.

      B. FREEDOM TO REPORT (NO RETALIATION) This policy is intended to create an environment where Reporting Persons can act without fear of reprisal or retaliation. For that reason,:

                  1. the Reporting Person's identity WILL BE KEPT CONFIDENTIAL to the extent possible and consistent with the need to investigate and respond to a potential violation.

                  2. the Trust and the Advisor will not discharge, demote, suspend, threaten, harass, or in any other manner retaliate against a Reporting Person in the terms and conditions of employment because a Reporting Person has lawfully provided information, caused information to be provided, or otherwise assisted in an investigation of conduct that the Reporting Person reasonably believes constitutes a potential violation.

                  3. In order to monitor whether the Reporting Person is being subjected to retaliation, the CCO or the Chairman shall contact the Reporting Person, as appropriate, to determine whether any changes in the Reporting Person's work situation have occurred since engaging in such protected conduct. If the CCO or the Chairman determines that any retaliation has occurred, she shall report that finding to appropriate management, the Audit Committee, and the Board of Trustees.

                  4. Any Reporting Person who feels he or she has been the subject of retaliation prohibited by this procedure should immediately notify the CCO, the Chairman, or the Manager of Human Resources. The Funds or the Advisor will take appropriate disciplinary and remedial action if it is determined that a Reporting Person has been subjected to any prohibited retaliation.

Under California law, a Reporting Person who believes that he or she has been subject to retaliation for reporting a potential violation of law may report such conduct to the California. Attorney General's Office at (800) 952-5225.

Contact Information:

CHIEF COMPLIANCE OFFICER                       Home: (415) 776-3668
     Downey H. Blount                          Fax: (415) 984-5341
     Four Embarcadero Center, Suite 550        Email: dblount@matthewsfunds.com
     San Francisco, CA 94111
     Office: (415) 955-8122

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                                                 Berkeley, CA 94720-1900
CHAIRMAN OF THE BOARD OF TRUSTEES                Direct: (510) 642-1059
     Richard K. Lyons                            Fax: (510) 642-4700
     Professor, Haas School of Business          Email: LYONS@HAAS.BERKELEY.EDU
     545 Student Services Building
     University of California, Berkeley

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VIII. REPORTS TO THE BOARD OF TRUSTEES

The Board of Trustees of the Funds must initially approve the Code of Ethics of the Funds and the Advisor, and the Board of Trustees must approve any material changes to this Code of Ethics within six (6) months of such change. The Compliance Officer or his or her designee shall provide to the Board of Trustees a written report outlining any material issues that arose during the previous year, including but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations, and annually certify that the Funds and the Advisor have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

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                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                              MATTHEWS ASIAN FUNDS

                                 CODE OF ETHICS

                                    EXHIBIT A

                     ACKNOWLEDGMENT AND AGREEMENT TO COMPLY

By signing this Acknowledgment and Agreement to Comply I hereby certify the following:

      - I have read and understand the Code of Ethics (the "Code") and have had an opportunity to ask any questions that I may have had concerning the Code.

      - I understand that I am responsible for complying with the Code and agree to comply.

      - I understand that my compliance with this Code and all applicable laws is a condition of my employment with Matthews International Capital Management, LLC (the "Advisor").

      - I have reported all material violations of the Code within the scope of my knowledge to appropriate officer of the Advisor.

      - I understand that my violation of the Code, if any, may subject me to personal, civil and criminal liability, regulatory fines and/or suspensions. I also understand that such violation may subject the Advisor to civil and criminal liability as well as regulatory discipline.

BY:         _________________________________

PRINT NAME: _________________________________

DATE:       _________/___________/___________

Note: Employees of the Advisor and the Funds will be asked to certify at least annually.

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                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                               MATTHEWS ASIAN FUND

                                 CODE OF ETHICS

                                    EXHIBIT B

            Accounts with Brokerage Firms and Financial Institutions

Please list below all accounts in which you have direct or indirect Beneficiary Ownership* as defined within the Code of Ethics. If you have any questions concerning the types of accounts covered by the Code, please consult with the Compliance Officer. This report is DUE WITHIN 10 DAYS of your start of employment with Matthews International Capital Management, LLC.

BROKER/FINANCIAL INSTITUTION                            ACCOUNT REGISTRATION          DATE
     NAME & ADDRESS               ACCOUNT NUMBER            ACCOUNT TYPE           ESTABLISHED           RELATIONSHIP

I CERTIFY THAT THE INFORMATION GIVEN ABOVE IS TRUE, ACCURATE AND COMPLETE AS OF THE DATE INDICATED BELOW AND I WILL NOTIFY THE COMPLIANCE OFFICER PROMPTLY OF ANY CHANGE. IN ADDITION, BY SIGNING BELOW, I EXPRESSLY AUTHORIZE THE ADVISER TO RECEIVE DUPLICATE CONFIRMATIONS AND ACCOUNT STATEMENTS FOR THE ABOVE ACCOUNTS FROM THE RELEVANT INSTITUTIONS.

By:         _________________________________

Print Name: _________________________________

Date:       _________/___________/___________

----------
* Please attach an account statement for each account listed that is not dated more than 45 days prior to your date of employment with Matthews International Capital Management, LLC.

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                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                              MATTHEWS ASIAN FUNDS

                                 CODE OF ETHICS

                                    EXHIBIT C

                   PERSONAL SECURITY TRANSACTION AUTHORIZATION

Please complete all information below, have authorized by the appropriate person and deliver to compliance officer. Kindly keep a copy of the fully executed form for your records.

EMPLOYEE NAME:
ACCOUNT TITLE/NUMBER:
NAME OF SECURITY:
NUMBER OF SHARES / DOLLAR AMOUNT:
TYPE OF TRANSACTION:      BUY [ ]      SELL [ ]      OTHER _____

IF THE ABOVE SECURITY IS A MUTUAL FUND, CHECK HERE & MOVE TO APPROVAL SECTION OF THIS FORM. [ ]

AUTHORIZATION

The undersigned officer of Matthews International Capital Management, LLC hereby certifies the following information:

      The above security (please check one) HAS _____; HAS NOT _____ been traded within the last 5 BUSINESS DAYS, or IS ____; IS NOT ___ expected to be traded within the next 5 BUSINESS DAYS; in Fund(s) or client account(s).

      There (please check one) ARE ____; ARE NOT ____ currently any open orders for Fund(s) or client account(s).

APPROVAL
REQUEST APPROVED: [ ]           REQUEST DENIED:  [ ]

BY:_______________________DATE:______/______/______ TIME: ____:____ A.M./P.M.
   HEAD TRADER*

APPROVAL EXPIRES AS OF THE END OF TRADING ON ____/____/____ (note: trade must be executed within 2 business days of approval, otherwise a new form must be submitted.)

IF A MEMBER OF THE PRICING COMMITTEE AND YOU ARE BUYING OR SELLING A MATTHEWS
FUND:

Initial here to indicate that you understand that you can not participate in pricing committee meetings until AFTER approval expirationd date:

*Head Trader's stock purchases must be approved by either Co-Chief Executive Officer of the Company. If Head Trader is unavailable, employee stock trades may be approved by the Senior Manager of Fund Accounting and Operations along with a second signature of either Co-Chief Executive Officer or his or her designee.

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NAME: ______________________             DATE COMPLETED:_______/_______/_______
                        DUE DATE: WITHIN TED DAYS AFTER END OF CALENDAR QUARTER

                 MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC
                              MATTHEWS ASIAN FUNDS

                                 CODE OF ETHICS

                                    EXHIBIT D

              Quarterly Report of Personal Securities Transactions
                for Calendar Quarter ended ______/______/______

 Date of                                           Number of
Transaction      Buy/Sell     Name of Security      Shares       Price    Broker

[ ] Check here if you did not make any reportable transactions.

[ ] Check here if a list of all transactions is attached to this form.

By signing below I certify that the information contained herein is accurate and complete and is made in compliance with the Code of Ethics of Matthews International Capital Management, LLC.

_________________________________
Name/Signature

Received and Reviewed by:_____________________________, on ______/______/______

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